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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 19, 2000

                                 PROXICOM, INC.
                                 --------------
             (Exact name of registrant as specified in its charter)

           DELAWARE                        0-25741               52-1770631
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 (State or other jurisdiction            (Commission           (IRS Employer
       of incorporation)                 File Number)        Identification No.)



              11600 SUNRISE VALLEY DRIVE, RESTON, VIRGINIA 20191
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                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (703) 262-3200
                                                           ---------------

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ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

     On April 19, 2000, Proxicom, Inc., a Delaware corporation (the "Proxicom"), completed its acquisition of Clarity IBD Limited, a United Kingdom e-business development consultancy company ("Clarity"), pursuant to the Share Exchange Agreement, dated as of April 11, 2000, by and among Proxicom and Clarity's shareholders (the "Share Exchange Agreement"). Clarity provides a complete range of e-business services in the United Kingdom in four rapidly evolving digital markets: IT and Telecommunications, Retail, Travel and Financial Services. Proxicom intends to integrate Clarity's team of more than 80 consulting professionals based in London with its wholly owned subsidiary, Proxicom U.K. Ltd.

     Pursuant to the terms of the Share Exchange Agreement, Proxicom acquired all of the issued ordinary shares of Clarity in exchange for 1,291,046 shares of Proxicom common stock, par value $0.01 per share, and approximately US$16 million in cash. In addition, options outstanding under Clarity's share option plan converted into options to acquire an aggregate of 43,558 shares of Proxicom common stock. The terms of the Clarity options and the Clarity share option plan under which such options were granted continue to apply except for the exercise prices which were adjusted in connection with the assumption of such options. Proxicom has agreed to file a registration statement under the Securities Act of 1933, as amended, with respect to 500,000 shares of the Proxicom common stock issued to the Clarity shareholders and with respect to all of the shares of Proxicom common stock issuable pursuant to options assumed in the transaction. A portion of the shares issued in this transaction have been retained in escrow as security for the performance of the indemnity obligations of the Clarity shareholders and a portion of the shares issued have been retained subject to issuance upon the continued employment of certain management shareholders of Clarity.

     The consideration for this transaction was determined through arms'-length negotiations between Proxicom and the shareholders of Clarity. Proxicom paid the cash component of the purchase price from available cash on hand. The acquisition will be recorded as a purchase for accounting purposes.

     The foregoing description of the acquisition does not purport to be complete and is qualified in its entirety by reference to the Share Exchange Agreement, a copy of which is attached as Exhibit 2.1 hereto. A copy of the press release, dated April 11, 2000, announcing the above-described transaction is attached as Exhibit 99.1 hereto.


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ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS.

(a)           Financial Statement of Business Acquired.

              Due to the impracticability of preparing the required financial statements of Clarity within the prescribed time period for filing this Current Report on Form 8-K, Proxicom will file such financial statements in an amended filing not later than July 3, 2000.

(b)           Pro Forma Financial Information.

              Due to the impracticability of preparing the required pro forma financial information of Clarity within the prescribed time period for filing this Current Report on Form 8-K, Proxicom will file such financial statements in an amended filing not later than July 3, 2000.

(c)   Exhibits.

     2.1. Share Exchange Agreement, dated as of April 11, 2000, by and among Proxicom, Inc. and the shareholders of Clarity IBD Limited.

     99.1   Press release issued by Proxicom, Inc., dated April 11, 2000.


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                                    SIGNATURE

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PROXICOM, INC.

Date:  April 21, 2000           By:         /s/ Kenneth J. Tarpey
                                    ---------------------------------------
                                    Kenneth J. Tarpey
                                    Executive Vice President, Chief Financial
                                     Officer and Treasurer


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                             INDEX TO EXHIBITS

EXHIBIT NUMBER                 EXHIBIT

     2.1 Share Exchange Agreement, dated as of April 11, 2000, by and among Proxicom, Inc. and the shareholders of Clarity IBD Limited.

    99.1                       Press release issued by Proxicom, Inc., dated
                               April 11, 2000.